Exhibit 99.1

FOR IMMEDIATE RELEASE

Crinetics Pharmaceuticals Announces Proposed Public Offering of Common Stock

SAN DIEGO – October 20, 2021 – Crinetics Pharmaceuticals, Inc. (Nasdaq: CRNX), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for rare endocrine diseases and endocrine-related tumors, announced today that it intends to offer and sell, subject to market and other conditions, shares of its common stock in an underwritten public offering. In addition, Crinetics intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering. All of the shares to be sold in the offering are to be sold by Crinetics. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Crinetics intends to use the net proceeds from the proposed offering to fund the development of paltusotine, CRN04894, CRN04777 and its other research and development programs, and for working capital and general corporate purposes.

SVB Leerink, Evercore ISI and Cantor are acting as joint bookrunning managers for the offering.

The securities described above are being offered by Crinetics pursuant to a shelf registration statement that became automatically effective upon its filing with the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from: SVB Leerink LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at 800-808-7525, ext. 6105 or by email at syndicate@svbleerink.com; from: Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055, by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com; or from: Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, by telephone at 212-829-7122 or by email at prospectus@cantor.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Crinetics Pharmaceuticals

Crinetics is a clinical stage pharmaceutical company focused on the discovery, development, and commercialization of novel therapeutics for rare endocrine diseases and endocrine-related tumors. The company’s lead product candidate, paltusotine (formerly CRN00808), is an investigational, oral, selective nonpeptide somatostatin receptor type 2 biased agonist for the treatment of acromegaly, an orphan disease affecting more than 26,000 people in the United States. A Phase 3 program in acromegaly with paltusotine is underway. Crinetics also plans to advance paltusotine into a Phase 2 trial for the treatment of carcinoid syndrome associated with neuroendocrine tumors. The company is also developing CRN04777, an investigational, oral, nonpeptide somatostatin receptor type 5 (SST5) agonist for congenital hyperinsulinism, as well as CRN04894, an investigational, oral, nonpeptide ACTH antagonist for the treatment of Cushing’s disease, congenital adrenal hyperplasia and other diseases of excess ACTH. All of the company’s product candidates are new chemical entities resulting from in-house drug discovery efforts and are wholly owned by the company.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements relating to the offering, including the timing and size of the offering and the anticipated use of proceeds therefrom; the grant of the option to purchase additional shares; the plans and timelines for the clinical development of paltusotine, CRN04777 and CRN04894, including the therapeutic potential and clinical benefits thereof; and plans to advance other pipeline product candidates or discovery efforts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, the risks and uncertainties inherent in Crinetics’ business, including the risks and uncertainties described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Crinetics can be found under the heading “Risk Factors” in Crinetics’ periodic reports, including its annual report on Form 10-K for the year ended December 31, 2020, and in the preliminary prospectus supplement related to the proposed offering to be filed with the SEC. Except as required by applicable law, Crinetics does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contacts:

Marc Wilson

Chief Financial Officer

IR@crinetics.com

(858) 450-6464

Investors / Media:

Corey Davis

LifeSci Advisors, LLC

cdavis@lifesciadvisors.com

(212) 915-2577

Aline Sherwood

Scienta Communications

asherwood@scientapr.com

(312) 238-8957